EXHIBIT 4.(b)




                          AMENDMENT TO RIGHTS AGREEMENT
                          -----------------------------


          THIS AMENDMENT TO RIGHTS AGREEMENT, dated as of September 22, 1996 (this "Amendment"), is made and entered into by Diamond Shamrock, Inc., a Delaware corporation (the "Company").

                                    RECITALS
                                    --------

          WHEREAS, the Board of Directors of the Company (the "Board") has approved an Agreement and Plan of Merger, to be dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"), between the Company and Ultramar Corporation, a Delaware corporation ("Ultramar"), providing for the Merger of the Company with and into Ultramar with Ultramar as the surviving corporation (the "Merger");

          WHEREAS, the Board has approved a Stock Option Agreement, to be dated as of the date hereof (as the same may be amended from time to time, the "Company Option"), between the Company and Ultramar pursuant to which the Company has granted Ultramar the option, on the terms and conditions stated therein, to purchase shares of the Company's outstanding common stock, par value $.01 per share;

          WHEREAS, the Board has approved a Stock Option Agreement, to be dated as of the date hereof (as the same may be amended from time to time, the "Ultramar Option"), between Ultramar and the Company pursuant to which Ultramar has granted the Company the option to purchase shares of Ultramar's common stock on substantially the same terms as the Company Option;

          WHEREAS, the Company is a party to a Rights Agreement, dated as of March 6, 1990 (the "Rights Agreement");

          WHEREAS, as a condition and inducement of Ultramar's willingness to enter into the Merger Agreement and the Ultramar Option, Ultramar has requested that the Company agree, and the Company has agreed, to execute and deliver this Amendment in order to permit execution and delivery of the Merger Agreement and the Company Option and the consummation of the transactions contemplated thereby without causing the Rights (as defined in the Rights Agreement) to become exercisable; and

          WHEREAS, as a condition and inducement to Company's willingness to enter into the Merger Agreement and the Company Option, the Company has requested that Ultramar agree, and Ultramar has agreed, to enter into the Amendment, to be dated as of the date of this Amendment, to a Rights Agreement, dated as of June 25, 1992, as amended by First Amendment, dated as of

October 26, 1992, and Amendment, dated as of May 10, 1994, between Ultramar and Registrar and Transfer Company (as successor to First City, Texas-Houston, National Association), as Rights Agent (the "Ultramar Rights Agreement"), in order to permit execution and delivery of the Merger Agreement and the Ultramar Option and the consummation of the transactions contemplated thereby without causing the rights issued under the Ultramar Rights Agreement to become exercisable;

          NOW, THEREFORE, in accordance with Section 26 of the Rights Agreement, the Company hereby amends the Rights Agreement as follows:

     1.   Certain Definitions.  (a) Capitalized terms used in the Rights
          -------------------
Agreement, as amended by this Amendment, which are defined in this Amendment shall have the meanings set forth in this Amendment, and such defined terms are incorporated into the Rights Agreement, as amended by this Amendment.

          (b) The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is amended by adding the following clause after the word "Person" and before the period at the end of such definition:

     "provided, further, however, that (x) neither Ultramar nor any wholly
      --------  -------  -------
     owned subsidiary of Ultramar shall be deemed to be or to have become an Acquiring Person (I) solely as a result of the execution and delivery of the Merger Agreement and the Company Option or the consummation of the transactions contemplated thereby, or (II) solely as a result of Ultramar or any wholly owned subsidiary of Ultramar being or becoming the Beneficial Owner of not more than two percent of the Common Shares then outstanding (in addition to the Common Shares that Ultramar has become the Beneficial Owner of as the result of its execution and delivery of the Company Option), excluding, however, for purposes of determining whether such two percent limitation has been exceeded, Common Shares that Ultramar would be deemed the Beneficial Owner of because any UC Benefit Plan (as that term is defined in the Merger Agreement) is the Beneficial Owner of such Common Shares as of the date of the Amendment, and (y) a Person shall not be deemed to be or to have become an Acquiring Person (I) solely as a result of taking an assignment or transfer of Ultramar's rights under the Company Option, in accordance with the terms thereof, or the consummation of the transactions contemplated thereby following any such assignment or transfer, or (II) solely as a result of such Person being or becoming the Beneficial Owner of not more than two percent of the Common Shares then outstanding (in addition to the Common Shares that such Person has become the Beneficial Owner of as a result of the assignment of the Company Option in accordance





















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
     with its terms), excluding, however, for purposes of determining whether such two percent limitation has been exceeded, Common Shares that such Person would be deemed the Beneficial Owner of because any employee benefit plan of such Person is the Beneficial Owner of such Common Shares as of the date of such assignment or transfer"

          (c) The definition of "Adverse Person" in Section 1(b) of the Rights Agreement is amended by adding the following after a word "outstanding" and before the period at the end of the first sentence thereof:

     "; and provided, further, however, that (x) neither Ultramar nor any
            --------  -------  -------
     wholly owned subsidiary of Ultramar shall be deemed to be or to have become an Adverse Person (I) solely as a result of the execution and delivery of the Merger Agreement and the Company Option or the consummation of the transactions contemplated thereby, or (II) solely as a result of Ultramar or any wholly owned subsidiary of Ultramar being or becoming the Beneficial Owner of not more than two percent of the Common Shares then outstanding (in addition to the Common Shares that Ultramar has become the Beneficial Owner of as the result of its execution and delivery of the Company Option), excluding, however, for purposes of determining whether such two percent limitation has been exceeded, Common Shares that Ultramar would be deemed the Beneficial Owner of because any UC Benefit Plan (as that term is defined in the Merger Agreement) is the Beneficial Owner of such Common Shares as of the date of the Amendment, and (y) a Person shall not be deemed to be or to have become an Adverse Person (I) solely as a result of taking an assignment or transfer of Ultramar's rights under the Company Option, in accordance with the terms thereof, or the consummation of the transactions contemplated thereby following any such assignment or transfer, or (II) solely as a result of such Person being or becoming the Beneficial Owner of not more than two percent of the Common Shares then outstanding (in addition to the Common Shares that such Person has become the Beneficial Owner of as a result of the assignment or transfer of the Company Option in accordance with its terms), excluding, however, for purposes of determining whether such two percent limitation has been exceeded, Common Shares that such Person would be deemed the Beneficial Owner of because any employee benefit plan of such Person is the Beneficial Owner of such Common Shares as of the date of such assignment or transfer"

          (d) The definition of "Expiration Date" in Section 1(k) of the Rights Agreement is amended by deleting the word























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
"and" prior to "(iii)" and by adding the following after the word "hereof" and before the period at the end thereof:

     ", and (iv) immediately prior to the Effective Time (as that term is defined in the Merger Agreement)"

     2.   Amendment of Flip-in Event.  Section 11(a)(ii)(A) of the Rights
          --------------------------
Agreement is amended by adding the following after the semicolon and before the word "or" at the end thereof:

     "provided, further, however, that notwithstanding the foregoing, no
      --------  -------  -------
     Flip-in Event shall be deemed to have occurred (x) solely as the result of the execution and delivery of the Merger Agreement and the Company Option or the consummation of the transactions contemplated thereby, (y) solely as a result of Ultramar or any of its wholly owned subsidiaries being or becoming the Beneficial Owner of not more than two percent of the Common Shares then outstanding (in addition to the Common Shares that Ultramar has become the Beneficial Owner of as the result of its execution and delivery of the Company Option), excluding, however, for purposes of determining whether such two percent limitation has been exceeded, Common Shares that Ultramar would be deemed the Beneficial Owner of because any UC Benefit Plan (as that term is defined in the Merger Agreement) is the Beneficial Owner of as of the date of the Amendment, or (z) solely as a result of
     (I) a Person taking an assignment or transfer of Ultramar's rights under the Company Option, in accordance with the terms thereof, or the consummation of the transactions contemplated thereby following any such assignment or transfer, or (II) such Person being or becoming the Beneficial Owner of not more than two percent of the Common Shares then outstanding (in addition to the Common Shares that such Person has become the Beneficial Owner of as a result of the assignment or transfer of the Company Option in accordance with its terms), excluding, however, for purposes of determining whether such two percent limitation has been exceeded, Common Shares that such Person would be deemed the Beneficial Owner of because any employee benefit plan of such Person is the Beneficial Owner of such Common Shares as of the date of such assignment or transfer;"

     3.   Amendment of Flip-over Event.  Section 13(a)(i) of the Rights
          ----------------------------
Agreement is amended by adding the phrase "(other than Ultramar pursuant to the Merger Agreement)" after the word "Person" and before the word "and".

     4.   Effective Time.  This Amendment shall be effective immediately prior
          --------------
to the execution and delivery of the Merger Agreement and the Company Option.

     5.   Full Force.  Except as expressly amended hereby, the Rights Agreement
          ----------
shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

     6.   Governing Law and Document.  This Amendment shall be deemed to be a
          --------------------------
contract made under the internal substantive laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State. This Amendment is an amendment to the Rights Agreement pursuant to Section 26 of the Rights Agreement.

          IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the day and year first above written.

                                 DIAMOND SHAMROCK, INC.



                                 By:
                                    --------------------------------------------
                                 Name:  Roger R. Hemminghaus
                                 Title: Chairman and
                                        Chief Executive Officer


                                 Attest:


                                 By:
                                    -------------------------------------------
                                 Name:  Timothy J. Fretthold
                                 Title: Senior Vice President and
                                        General Counsel

































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

AGREED TO AND ACCEPTED.

KEYBANK NATIONAL ASSOCIATION


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Attest:


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